Exhibit 99.1

Two River Bancorp Reports Higher Net Income and Earnings Per Share in 2017 First Quarter Financial Results

TINTON FALLS, N.J., April 25, 2017 (GLOBE NEWSWIRE) -- Two River Bancorp (Nasdaq:TRCB) (the "Company"), the parent company of Two River Community Bank ("the Bank"), today reported financial results for the first quarter ended March 31, 2017, highlighted by higher net income and earnings per diluted share along with solid loan and core deposit growth. All share and per share data for all referenced reporting periods have been adjusted for a 5% stock dividend paid on February 28, 2017.

Operating and Financial Highlights

  First quarter 2017 net income increased 6.4% to $1.80 million, or $0.21 per diluted share, up from $1.69 million, or $0.20 per diluted share, in the corresponding prior year’s quarter.
  Non-interest income for the quarter ended March 31, 2017 totaled $1.12 million, an increase of $232,000, or 26.0%, compared to the same period in 2016 as a result of higher mortgage banking revenue.
  Total loans as of March 31, 2017, net of unearned fees, increased $9.6 million, or 5.1% annualized, from December 31, 2016 to $762.7 million, predominantly due to growth in the commercial real estate sector.
  Total deposits as of March 31, 2017 were $799.7 million, an increase of $23.1 million from December 31, 2016, largely as a result of a new municipal relationship established in the first quarter of 2017.
  Tangible book value per share was $10.05 at March 31, 2017, compared to $9.88 at December 31, 2016, and $9.17 at March 31, 2016.

Management Commentary
William D. Moss, President and CEO, stated, “I am pleased to report that our financial results continue to trend in a positive direction, coupled with the expansion of our loan pipeline. Total loans increased 5.1% on an annualized basis despite the sale of $4.6 million of seasoned portfolio residential adjustable rate mortgages. The performance of our mortgage banking business continues to be a highlight, with revenues increasing by 99.0%, which included a $91,000 gain on the sale of such mortgage loans. In addition, Two River continues to achieve exceptionally strong asset quality, with non-performing loans at the lowest level in over a decade.”

Dividend Information
On April 19, 2017, the Company's Board of Directors declared a quarterly cash dividend of $0.04 per share, payable May 30, 2017 to shareholders of record as of May 12, 2017, which marks the 17th consecutive quarterly cash dividend paid by the Company to its shareholders.

Key Quarterly Performance Metrics

	1st Qtr. 2017	4th Qtr. 2016	3rd Qtr. 2016	2nd Qtr. 2016	1st Qtr. 2016
Net Income (in thousands)	$1,802	$2,567	$2,644	$1,727	$1,693
Earnings per Common Share – Diluted	$0.21	$0.30	$0.31	$0.20	$0.20
Return on Average Assets	0.76%	1.08%	1.16%	0.78%	0.78%
Return on Average Tangible Assets(1)	0.77%	1.10%	1.19%	0.80%	0.80%
Return on Average Equity	7.18%	10.25%	10.81%	7.28%	7.25%
Return on Average Tangible Equity(1)	8.74%	12.53%	13.29%	8.98%	8.98%
Net Interest Margin	3.45%	3.43%	3.55%	3.57%	3.57%
Non-Performing Assets to Total Assets	0.18%	0.19%	0.20%	0.22%	0.22%
Allowance as a % of Loans	1.25%	1.27%	1.25%	1.30%	1.27%

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Loan Composition

The components of the Company’s loan portfolio at March 31, 2017 and December 31, 2016 are as follows:

	(In Thousands)
	March 31, 2017	December 31, 2016
Commercial and industrial	$94,757	$93,697
Real estate – construction	109,066	111,914
Real estate – commercial	471,259	460,685
Real estate – residential	58,987	59,065
Consumer	29,190	28,279
Unearned fees	(572)	(548)
	762,687	753,092
Allowance for loan losses	(9,567)	(9,565)
Net Loans	$753,120	$743,527

Deposit Composition

The components of the Company’s deposits at March 31, 2017 and December 31, 2016 are as follows:

	(In Thousands)
	March 31, 2017	December 31, 2016
Non-interest bearing	$156,283	$160,104
NOW accounts	188,220	152,771
Savings deposits	258,327	261,438
Money market deposits	62,412	62,495
Listed service CD’s	44,674	47,648
Time deposits / IRA	56,893	56,489
Wholesale deposits	32,896	35,622
Total Deposits	$799,705	$776,567

2017 First Quarter Financial Review

Net Income

Net income for the three months ended March 31, 2017 was $1.80 million, or $0.21 per diluted common share, as compared to $1.69 million, or $0.20 per diluted common share, for the same period last year, an increase of 6.4%. The increase was due primarily to higher net interest income and non-interest income, which was partially offset by a provision for loan losses compared to none in the prior year period along with higher non-interest expenses.

Net Interest Income

Net interest income for the quarter ended March 31, 2017 was $7.63 million, an increase of 7.0% compared to $7.13 million in the corresponding prior year period. This was largely due to an increase of $92.7 million, or 11.5%, in average interest earning assets, primarily driven from growth in the Company’s loan portfolio.

Net Interest Margin

The Company reported a net interest margin of 3.45% for the first quarter of 2017, compared to the 3.43% reported in the fourth quarter of 2016, and 3.57% reported for the first quarter of 2016. The net interest margin improvement of 2 basis points from the fourth quarter of 2016 was a result of slightly higher yielding interest-earning assets.

Non-Interest Income

Non-interest income for the quarter ended March 31, 2017 totaled $1.12 million, an increase of $232,000, or 26.0%, compared to the same period in 2016. This was largely the result of a $212,000, or 99.1%, increase in residential mortgage banking revenue, which included a $91,000 gain from the sale of $4.6 million of adjustable rate mortgages, coupled with higher earnings from bank owned life insurance and gains on the sale of SBA loans. These increases were partially offset by no net realized gain on sale of securities during the period compared to a gain of $72,000 in the prior year period.

Non-Interest Expense

Non-interest expense for the quarter ended March 31, 2017 totaled $5.78 million, an increase of $380,000, or 7.0%, compared to the same period in 2016, largely due to higher salaries and benefits resulting from both annual merit increases along with higher commission payouts on mortgage banking volume generated during the quarter. This was partially offset by lower loan workout expenses.

Provision / Allowance for Loan Losses

During the quarter, the Company reported a $225,000 provision for loan losses as a result of a partial charge-off representing 50% of a loan that was transferred to non-accrual status during the first quarter. This compared to no provision for loan losses in the prior year period. The Company had $223,000 in net loan charge-offs during the quarter, compared to $250,000 in net loan recoveries in the same period last year.

As of March 31, 2017, the Company's allowance for loan losses remained flat at $9.57 million compared to December 31, 2016. The loss allowance as a percentage of total loans was 1.25% at March 31, 2017 compared to 1.27% at December 31, 2016.

Financial Condition / Balance Sheet
At March 31, 2017, the Company maintained capital ratios that were in excess of regulatory standards for well-capitalized institutions. The Company's Tier 1 capital to average assets ratio was 8.96%, its common equity Tier 1 to risk weighted assets ratio was 10.31%, its Tier 1 capital to risk weighted assets ratio was 10.31%, and its total capital to risk weighted assets ratio was 12.70%.

Total assets as of March 31, 2017 were $967.1 million, compared to $940.2 million as of December 31, 2016.

Total loans as of March 31, 2017 were $762.7 million, compared to $753.1 million reported at December 31, 2016.

Total deposits as of March 31, 2017 were $799.7 million, compared to $776.6 million as of December 31, 2016.  Core checking deposits at March 31, 2017 increased to $344.5 million, up $31.6 million, or 10.1%, from year-end, primarily due to a new municipal relationship. The Company continues to focus on building core checking account deposit relationships.

Asset Quality

The Company's non-performing assets at March 31, 2017 decreased to $1.77 million as compared to $1.81 million at December 31, 2016 and $1.98 million at March 31, 2016. Non-performing assets to total assets at March 31, 2017 declined to 0.18%, compared to 0.19% at December 31, 2016, and 0.22% at March 31, 2016.

Non-accrual loans decreased to $1.51 million at March 31, 2017, compared to $1.55 million at December 31, 2016 and $1.72 million at March 31, 2016. OREO was $259,000 at March 31, 2017, unchanged from December 31, 2016 and March 31, 2016.

Troubled debt restructured loan balances amounted to $8.16 million at March 31, 2017, with all but $405,000 performing. This compared to $8.23 million at December 31, 2016 and $9.08 million at March 31, 2016.

About the Company

Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 15 branches along with two Loan Production Offices throughout Monmouth, Middlesex, Union, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiverbank.com.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continue," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2016. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

TWO RIVER BANCORP CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) For the Three Months Ended March 31, 2017 and 2016 (in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
INTEREST INCOME:
Loans, including fees	$8,403	$7,913
Securities:
Taxable	233	192
Tax-exempt	285	200
Interest-bearing deposits	72	33
Total Interest Income	8,993	8,338
INTEREST EXPENSE:
Deposits	1,038	883
Securities sold under agreements to repurchase	15	14
Federal Home Loan Bank (“FHLB”) and other borrowings	145	148
Subordinated debt	165	165
Total Interest Expense	1,363	1,210
Net Interest Income	7,630	7,128
PROVISION FOR LOAN LOSSES	225	-
Net Interest Income after Provision for Loan Losses	7,405	7,128
NON-INTEREST INCOME:
Service fees on deposit accounts	150	136
Mortgage banking	426	214
Other loan fees	92	81
Earnings from investment in bank owned life insurance	136	109
Gain on sale of SBA loans	117	94
Net realized gain on sale of securities	-	72
Other income	204	187
Total Non-Interest Income	1,125	893
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,453	3,105
Occupancy and equipment	1,054	995
Professional	341	335
Insurance	48	47
FDIC insurance and assessments	123	105
Advertising	110	110
Data processing	130	135
Outside services fees	103	123
Amortization of identifiable intangibles	-	10
OREO expenses, impairment and sales, net	(3)	19
Loan workout expenses	27	80
Other operating	391	333
Total Non-Interest Expenses	5,777	5,397
Income before Income Taxes	2,753	2,624
INCOME TAX EXPENSE	951	931
Net Income	1,802	1,693
EARNINGS PER COMMON SHARE:
Basic	$0.22	$0.20
Diluted	$0.21	$0.20
Weighted average common shares outstanding:
Basic	8,341	8,314
Diluted	8,618	8,493

TWO RIVER BANCORP CONSOLIDATED BALANCE SHEETS (Unaudited) (in thousands, except share data)

	March 31,	December 31,
	2017	2016
ASSETS
Cash and due from banks	$21,266	$19,844
Interest-bearing deposits in bank	40,395	22,233
Cash and cash equivalents	61,661	42,077

Securities available for sale	32,797	34,464
Securities held to maturity	57,067	57,843
Restricted investments, at cost	4,986	4,805
Loans held for sale	3,763	4,537
Loans	762,687	753,092
Allowance for loan losses	(9,567)	(9,565)
Net loans	753,120	743,527

OREO	259	259
Bank owned life insurance	21,165	21,029
Premises and equipment, net	5,327	4,662
Accrued interest receivable	2,090	2,234
Goodwill	18,109	18,109
Other assets	6,729	6,665

TOTAL ASSETS	$967,073	$940,211

LIABILITIES
Deposits:
Non-interest bearing	$156,284	$160,104
Interest-bearing	643,421	616,463
Total Deposits	799,705	776,567

Securities sold under agreements to repurchase	21,437	19,915
FHLB and other borrowings	24,300	25,300
Subordinated debt	9,863	9,855
Accrued interest payable	98	100
Other liabilities	9,264	7,758

Total Liabilities	864,667	839,495

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 6,500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, no par value; 25,000,000 shares authorized;
Issued – 8,701,461 and 8,677,536 at March 31, 2017 and December 31, 2016, respectively
Outstanding – 8,389,367 and 8,365,442 at March 31, 2017 and December 31, 2016, respectively	79,194	79,056
Retained earnings	25,930	24,447
Treasury stock, at cost; 312,094 shares at March 31, 2017 and December 31, 2016	(2,396)	(2,396)
Accumulated other comprehensive loss	(322)	(391)
Total Shareholders' Equity	102,406	100,716

TOTAL LIABILITIES and SHAREHOLDERS’ EQUITY	$967,073	$940,211

TWO RIVER BANCORP Selected Consolidated Financial Data

Selected Consolidated Earnings Data
(in thousands, except per share data)

	Three Months Ended
	March 31,	Dec. 31,	March 31,
Selected Consolidated Earnings Data:	2017	2016	2016
Total Interest Income	$8,993	$8,970	$8,338
Total Interest Expense	1,363	1,376	1,210
Net Interest Income	7,630	7,594	7,128
Provision for (Recovery of) Loan Losses	225	(345)	-
Net Interest Income after Provision for (Recovery of) Loan Losses	7,405	7,939	7,128
Other Non-Interest Income	1,125	1,447	893
Other Non-Interest Expenses	5,777	5,360	5,397
Income before Income Taxes	2,753	4,026	2,624
Income Tax Expense	951	1,459	931
Net Income	1,802	2,567	1,693

Per Common Share Data:
Basic Earnings	$0.22	$0.31	$0.20
Diluted Earnings	$0.21	$0.30	$0.20
Book Value	$12.21	$12.04	$11.34
Tangible Book Value(1)	$10.05	$9.88	$9.17
Average Common Shares Outstanding (in thousands):
Basic	8,341	8,322	8,314
Diluted	8,618	8,565	8,493

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Selected Period End Balances
(in thousands)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Total Assets	$967,073	$940,211	$909,170	$884,700	$881,857
Investment Securities and Restricted Stock	94,850	97,112	82,677	84,246	83,376
Total Loans	762,687	753,092	753,982	726,414	704,401
Allowance for Loan Losses	(9,567)	(9,565)	(9,452)	(9,418)	(8,963)
Goodwill and Other Intangible Assets	18,109	18,109	18,109	18,109	18,109
Total Deposits	799,705	776,567	739,247	726,264	727,104
Repurchase Agreements	21,437	19,915	18,645	21,683	20,132
FHLB and Other Borrowings	24,300	25,300	35,300	23,800	23,800
Subordinated Debt	9,863	9,855	9,847	9,839	9,831
Shareholders' Equity	102,406	100,716	98,594	96,293	94,613

Asset Quality Data (by Quarter)
(dollars in thousands)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Nonaccrual Loans	$1,511	$1,548	$1,587	$1,697	$1,723
OREO	259	259	259	259	259
Total Non-Performing Assets	1,770	1,807	1,846	1,956	1,982

Troubled Debt Restructured Loans:
Performing	7,754	8,075	8,366	8,492	8,920
Non-Performing	405	157	157	158	161

Non-Performing Loans to Total Loans	0.20%	0.21%	0.21%	0.23%	0.24%
Non-Performing Assets to Total Assets	0.18%	0.19%	0.20%	0.22%	0.22%
Allowance as a % of Loans	1.25%	1.27%	1.25%	1.30%	1.27%

Capital Ratios
	March 31, 2017				December 31, 2016
	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio
Two River Bancorp	10.31%	8.96%	10.31%	12.70%	10.33%	8.94%	10.33%	12.76%
Two River Community Bank	11.44%	9.94%	11.44%	12.61%	11.49%	9.95%	11.49%	12.68%
"Well capitalized" institution (under prompt corrective action regulations)*	6.50%	5.00%	8.00%	10.00%	6.50%	5.00%	8.00%	10.00%

*Applies to Bank only. For the Company to be “well-capitalized,” the Tier 1 Capital to Risk Weighted Assets has to be at least 6.00%.

Consolidated Average Balance Sheets & Yields
With Resultant Interest and Average Rates

	Three Months Ended			Three Months Ended
(dollars in thousands)	March 31, 2017			March 31, 2016
		Interest / Income Expense			Interest / Income Expense
ASSETS	Average Balance		Average Yield / Rate	Average Balance		Average Yield / Rate
Interest Earning Assets:
Interest-bearing due from banks	$38,263	$72	0.76%	$29,721	$33	0.45%
Investment securities	96,030	518	2.16%	79,169	392	1.98%
Loans, net of unearned fees(1) (2)	762,150	8,403	4.47%	694,814	7,913	4.58%

Total Interest-Earning Assets	896,443	8,993	4.07%	803,704	8,338	4.17%

Non-Interest-Earning Assets:
Allowance for loan losses	(9,645)			(8,795)
All other assets	75,551			75,505

Total Assets	$962,349			$870,414

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$191,903	212	0.45%	$150,629	151	0.40%
Savings deposits	256,499	327	0.52%	225,197	274	0.49%
Money market deposits	61,668	26	0.17%	73,860	30	0.16%
Time deposits	136,474	473	1.41%	123,433	428	1.39%
Securities sold under agreements to repurchase	19,376	15	0.31%	17,700	14	0.32%
FHLB and other borrowings	24,447	145	2.41%	24,166	148	2.46%
Subordinated debt	9,860	165	6.69%	9,827	165	6.72%

Total Interest-Bearing Liabilities	700,227	1,363	0.79%	624,812	1,210	0.78%

Non-Interest-Bearing Liabilities:
Demand deposits	153,185			144,420
Other liabilities	7,185			7,209

Total Non-Interest-Bearing Liabilities	160,370			151,629

Shareholders’ Equity	101,752			93,973

Total Liabilities and Shareholders’ Equity	$962,349			$870,414

NET INTEREST INCOME		$7,630			$7,128

NET INTEREST SPREAD(3)			3.28%			3.39%

NET INTEREST MARGIN(4)			3.45%			3.57%

(1) Included in interest income on loans are loan fees.
(2) Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest earning and the weighted average cost of average interest bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Reconciliation of Non-GAAP Financial Measures

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP). These non-GAAP financial measures are "book value per common share," "tangible book value per common share," "return on average tangible assets," and "return on average tangible equity." This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

(In thousands, except per share data)

	As of and for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Common shareholders' equity	$102,406	$100,716	$98,594	$96,293	$94,613
Less: goodwill and other intangibles	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)
Tangible common shareholders’ equity	$84,297	$82,607	$80,485	$78,184	$76,504

Common shares outstanding	8,389	8,365	8,358	8,366	8,341
Book value per common share	$12.21	$12.04	$11.80	$11.51	$11.34

Book value per common share	$12.21	$12.04	$11.80	$11.51	$11.34
Effect of intangible assets	(2.16)	(2.16)	(2.17)	(2.16)	(2.17)
Tangible book value per common share	$10.05	$9.88	$9.63	$9.35	$9.17

Return on average assets	0.76%	1.08%	1.16%	0.78%	0.78%
Effect of average intangible assets	0.01%	0.02%	0.03%	0.02%	0.02%
Return on average tangible assets	0.77%	1.10%	1.19%	0.80%	0.80%

Return on average equity	7.18%	10.25%	10.81%	7.28%	7.25%
Effect of average intangible assets	1.56%	2.28%	2.48%	1.70%	1.73%
Return on average tangible equity	8.74%	12.53%	13.29%	8.98%	8.98%

Investor Contact:
Adam Prior, Senior Vice President
The Equity Group Inc.
Phone: (212) 836-9606
E-mail: aprior@equityny.com

Media Contact:
Adam Cadmus, Marketing Director
Phone: (732) 982-2167
Email: acadmus@tworiverbank.com